CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Fortune Natural Resources Corporation:


         We consent to the use of our report on the financial statements of the Company included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

         Our report dated February 27, 1997, refers to a change from the successful efforts method to the full cost method of accounting for oil and gas properties.





/s/ KPMG Peat Marwick LLP
--------------------------

Houston, Texas
January 30, 1998



                                                                    EXHIBIT 24.1